UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

DUBLI, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On December 31, 2012, DubLi, Inc., (the “Company”) and Agaani Music, JLT (“Agaani”) entered into an Agreement for the Sale of Assets, Assumption of Liabilities and Obligations and Licensing of certain Rights (the “Agreement”). Agaani has been a content provider for the Company since 2010. It currently provides several services for the Company’s entertainment section including music and video search technology. Pursuant to the Agreement, as amended and restated on January 3, 2013, the Company caused DUBLICOM LIMITED (“DubLi.com”), one of the Company’s wholly-owned subsidiaries, to: (a) sell certain assets, (b) transfer and assign certain obligations and liabilities, and (c) license certain rights to Agaani, which consist of all of the assets and liabilities relating to the Company’s auction services.

As part of the transaction, DubLi.com licensed to Agaani the non-exclusive limited right to use its customer database, which is limited to customers who signed up for website auctions up to and including December 31, 2012. Furthermore, Lenox Resources, LLC, another wholly-owned subsidiary of the Company, licensed to Agaani the non-exclusive right to use the DubLi brand until December 30, 2013.

In consideration for the transfer of the Company’s assets and the licensing of certain rights, Agaani paid the Company U.S. $2.00 and assumed liabilities and obligations to continue providing auctions until all of the existing prepaid licenses to participate in the auctions as of December 31, 2012 are used or expired according to the terms and conditions relating to the issuance of such licenses. As of October 2012, the Company’s preliminary analysis indicated that such liabilities totaled approximately U.S. $11.8 million. The parties have agreed to a final reconciliation of the assumed monetary liabilities by January 31, 2013.

As a result of the transaction, the Company will focus on its Online Shopping Malls and Entertainment products as well as its Online Entertainment store. The transaction is designed to strengthen the Company’s core competencies by allowing management to focus on the development of the Company’s product portfolio.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Agreement for the Sale of Assets, Assumption of Liabilities and Obligations and Licensing of Certain Rights dated as of January 3, 2013 between DubLi, Inc. and Agaani Music, JLT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: January 7, 2013
By: /s/ Michael B. Hansen
Michael B. Hansen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Amended and Restated Agreement for the Sale of Assets, Assumption of Liabilities and Obligations and Licensing of Certain Rights dated January 3, 2013 between DubLi, Inc. and Agaani Music, JLT.